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                                                                    EXHIBIT 10.2

                                     FORM OF
                              EMPLOYMENT AGREEMENT

         AGREEMENT by and among MW Holding Corporation, a Delaware corporation (the "Company"), Westvaco Corporation, a Delaware corporation ("Westvaco") and John A. Luke, Jr. (the "Executive"), dated as of the __day of ___, 2001 (the "Agreement").

         WHEREAS, the Company, Michael Merger Sub Corporation, a newly-formed Delaware corporation and a wholly-owned subsidiary of the Company, William Merger Sub Corporation, a newly-formed Delaware corporation and a wholly-owned subsidiary of the Company, The Mead Corporation, a Delaware corporation ("Mead") and Westvaco, have entered into an Agreement and Plan of Merger dated as of August 28, 2001 (as the same may hereafter be amended, the "Merger Agreement"), whereby Michael Merger Sub will merge with and into Mead and William Merger Sub will merge with and into Westvaco and each will thus become a wholly-owned subsidiary of the Company; and

         WHEREAS, the Executive currently serves as Chairman, President and Chief Executive Officer ("CEO") of Westvaco (the "Prior Employer"); and

         WHEREAS, the Executive and Westvaco are parties to an employment agreement between dated as of January 25, 1999 (the "Prior Agreement"), under which the Employment Period (as defined therein) will begin as of the Effective Time (as defined in the Merger Agreement"); and

         WHEREAS, under the Merger Agreement, it is a condition to the consummation of the Mergers (as defined in the Merger Agreement) that the Company and the Executive have entered into this Agreement; and

         WHEREAS, in light of the foregoing, the Company and William wish to provide for the employment of the Executive by the Company, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Prior Agreement; Employment Period. (a) Relationship Between This
            ----------------------------------      -------------------------
Agreement and Prior Agreement. Upon the Effective Time, this Agreement shall
-----------------------------
supersede the Prior Agreement in its entirety and the Prior Agreement shall be null and void and of no further force or effect. If the Merger Agreement is terminated in accordance with its terms before the Effective Time, this Agreement shall be null and void and of no further force or effect.

         (b) Employment Period. The Company hereby agrees to employ the
             -----------------
Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the day on which the Effective Time occurs and ending on the third anniversary of such date (the "Employment Period").

         2. Terms of Employment. (a) Position and Duties. (i) During the
            -------------------      -------------------
Employment Period, (A) the Executive shall serve as President and Chief Executive Officer of

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the Company, with general responsibility for the management of the Company as provided in the Company's by-laws, reporting directly to the Board of Directors of the Company (the "Board"), and (B) the Executive's services shall be performed at William's current headquarters in Stamford, Connecticut, or any office or location less than 35 miles from such location. Without limiting the generality of the foregoing, the Executive shall have all the customary duties and responsibilities of a chief executive officer, except that while Jerome F. Tatar is serving as Chairman of the Board, the allocation of responsibilities, duties and reporting relationships shall be as set forth on Exhibit A to this Agreement, and the Executive shall consult with the Chairman of the Board on matters of significance to the Company. If during the Employment Period Jerome
F. Tatar ceases for any reason to serve as Chairman of the Board, the Executive shall immediately assume that position in addition to his other positions as set forth above.

         (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         (b) Compensation. (i) Base Salary. During the Employment Period, the
             ------------      -----------
Executive shall receive an annual base salary ("Annual Base Salary"), at least equal to $875,000, which shall be paid in accordance with the Company's normal payroll practices for senior executives as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company or the Prior Employer, as the context may require.

         (ii) Incentive, Savings and Retirement Plans. During the Employment
              ---------------------------------------
Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate,


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than those provided by the Prior Employer and its affiliated companies for the
Executive under such plans, practices, policies and programs as in effect immediately before the Effective Time.

         (iii) Welfare Benefit Plans. During the Employment Period, the
               ---------------------
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than those provided to the Executive by the Prior Employer immediately before the Effective Time.

         (iv) Expenses. During the Employment Period, the Executive shall be
              --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

         (v) Fringe Benefits. During the Employment Period, the Executive shall
             ---------------
be entitled to fringe benefits in accordance with the most favorable policies, practices and procedures as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, but in no event shall such policies, practices and procedures provide the Executive with fringe benefits which are less favorable, in the aggregate, than those provided to the Executive by the Prior Employer immediately before the Effective Time including, without limitation, payment of club dues.

         (vi) Office and Support Staff. During the Employment Period, the
              ------------------------
Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance at least equal to those provided to him by the Prior Employer immediately before the Effective Time or, if more favorable to the Executive, as provided generally by the Company to other peer executives of the Company.

         (vii) Vacation. During the Employment Period, the Executive shall be
               --------
entitled to five weeks of paid vacation annually, in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies.

         3. Termination of Employment. (a) Death or Disability. The Executive's
            -------------------------      -------------------
employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business


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days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         (b) Cause. The Company may terminate the Executive's employment during
             -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                  (ii) the willful engaging by the Executive in illegal conduct, gross misconduct or a clearly established violation of the Company's Code of Conduct, in each case which is materially and demonstrably injurious to the Company.

         For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

         (c) Good Reason. The Executive's employment may be terminated by the
             -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement (including as applicable Exhibit A hereto), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Time;



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                  (iv) any purported termination by the Company of the
         Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (v) any failure by the Company to comply with and satisfy
         Section 9(c) of this Agreement.

         (d) Notice of Termination. Any termination by the Company for Cause, or
             ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (e) Date of Termination. "Date of Termination" means (i) if the
             -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         4. Obligations of the Company upon Termination. (a) Good Reason; Other
            -------------------------------------------      ------------------
Than for Cause, Death or Disability. If, during the Employment Period, the
-----------------------------------
Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. the sum of (1) the Executive's Annual Base Salary
                  through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) $500,000 and
                  (II) the annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, to the Executive for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any accrued vacation pay, to the extent not theretofore paid (the sum of the amounts


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                  described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) three times
                  (2) the sum of (x) the Executive's Annual Base Salary, (y) the Highest Annual Bonus and (z) the aggregate amount of the employer contributions made with respect to the most recently completed plan year before the Date of Termination to the Executive's account(s) in any qualified defined contribution plan sponsored by the Company or any of its affiliated companies in which the Executive participated and any related nonqualified plans; and

                           C. an amount equal to the excess of (a) the actuarial
                  equivalent of the benefit under any qualified defined benefit retirement plan sponsored by the Company or any of its affiliated companies (such plans collectively, the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Effective Time), and any nonqualified excess or supplemental defined benefit retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for a three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of such years consists of the Annual Base Salary plus an annual bonus equal to the Highest Annual Bonus, over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

                  (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iii) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for three years after the Date of Termination and to have retired on the last day of such period;

                  (iii) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be reasonable and consistent with industry practice for similarly situated executives; and



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                  (iv) to the extent not theretofore paid or provided, the
         Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         (b) Death. If the Executive's employment is terminated by reason of the
             -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits in effect on the date of the Executive's death, if any, or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect with respect to other peer executives and their beneficiaries of the Prior Employer immediately before the Effective Time.

         (c) Disability. If the Executive's employment is terminated by reason
             ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect from time to time or, if more favorable to the Executive and/or the Executive's family, as in effect with respect to other peer executives and their families of the Prior Employer immediately before the Effective Time.

         (d) Cause; Other than for Good Reason. If the Executive's employment
             ---------------------------------
shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination and the Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         5. Non-exclusivity of Rights. Nothing in this Agreement shall prevent
            -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may


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qualify, nor shall anything herein limit or otherwise affect such rights as the
Executive may have under any contract or agreement with the Company or any of its affiliated companies; provided, that the Executive shall not be entitled to receive any pay or benefits under any severance pay plan, policy or program sponsored by the Company or any of its affiliated companies in connection with a termination of employment that occurs during the Employment Period. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         6. Full Settlement. The Company's obligation to make the payments
            ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof, unless the Executive's position is determined to be frivolous by the trier of fact in such contest) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         7. Certain Additional Payments by the Company. (a) Anything in this
            ------------------------------------------
Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 7(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.



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         (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made such certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;


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provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         8. Confidential Information. The Executive shall hold in a fiduciary
            ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, the Prior Employer or any of their respective affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company, the Prior Employer or any of their respective affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Successors. (a) This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. Miscellaneous. (a) This Agreement shall be governed by and
             -------------
construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  -------------------

                  John A. Luke, Jr.
                  [address]

                  If to the Company:
                  -----------------
                  MW Holding Corporation

                  [address]

                  Attention:

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                        John A. Luke, Jr.


                                        MW HOLDING CORPORATION

                                        By:
                                           -----------------------------------
                                                      [name]
                                                      [title]

                                        WESTVACO CORPORATION



                                        By:
                                           -----------------------------------
                                                      [name]
                                                      [title]

                                    EXHIBIT A

Duties and Responsibilities - During the Employment Period, while Jerome F.
---------------------------
Tatar is serving as the Chairman of the Board (the "Chairman"), subject to the direction of the Board, the Executive and the Chairman shall work together generally on matters of significance to the Company and have shared responsibilities with respect to:

         o transition matters and the integration of the two organizations into a single operation;

         o        investor relations;

         o        restructuring initiatives; and

         o such other matters as may be mutually agreed upon by the Chairman and the Chief Executive Officer.

In addition, as part of his duties, the Chairman shall have primary responsibility for defining information technology strategies and approaches for the combined organization.

The executives of the Company shall report to the Chairman and/or the Executive as follows (except as otherwise mutually agreed upon by the Chairman and the Executive from time to time):

                                                        The Chairman
The Chairman              The Executive                 and the Executive
------------              -------------                 -----------------

Information               Chief Financial Officer       Human Resources
Resources
                          Fine Paper                    General Counsel

                          Packaging                     Integration

                          Consumer Packaging            Technology

                          Chemicals

                          Consumer and Office Products

                          Forest Resources

                          Strategic Planning

                          Other